Exhibit 99.1

News Release

For Immediate Release

USA Technologies Contact:	Investor Relations Contact:
George Jensen, Chairman & CEO	Marlon Nurse, Vice President
Stephen P. Herbert, President & COO	Porter, LeVay & Rose
e-mail: sherbert@usatech.com	Phone: (212) 564-4700
Phone: (800) 633-0340

USA TECHNOLOGIES, INC. CLOSES ON ITS PUBLIC OFFERING AND ANNOUNCES RECORD DATE OF RIGHTS OFFERING

MALVERN, PA – May 12, 2010—USA Technologies, Inc. (NASDAQ: USAT & NASDAQ: USATW & NASDAQ: USATZ), a leading supplier of networked devices and wireless non-cash transactions, associated financial/network services and energy management, announced today that it has closed on its public offering of approximately $2.47 million through the sale of common stock and related warrants at a price of $0.90.

USA Technologies, Inc. issued 2,753,454 shares of common stock and 2,753,454 warrants to purchase shares of common stock in connection with the offering. The warrants have a December 31, 2013 expiration date and represent the right to purchase one share of common stock at a purchase price of $1.13 per share beginning on January 1, 2011.  The warrants will trade on the NASDAQ Global Market under the symbol “USATZ”.

USA Technologies, Inc. raised approximately $2.28 million in net proceeds after deducting fees and expenses. The Company expects to use the net proceeds of the offering for general corporate purposes, including working capital and providing financing for the manufacture of its e-Port cashless payment products for the Jump Start Program.

Source Capital Group acted as sole lead placement agent of the public offering.

In addition to the public offering, the Company has a pending registration statement filed with the Securities and Exchange Commission for the previously announced rights offering of up to $7,521,891.  The Company expects to mail to holders of common stock and participating warrant holders as of the close of business on the Record Date a prospectus for the rights offering accompanied by a subscription rights exercise notice and related information for exercising the subscription rights.

The Record Date for the rights offering has been set as 5:00 p.m., New York City time, on May 19, 2010.  The Company anticipates the following important dates for the rights offering.  These dates are subject to change, and you should review the prospectus to determine the actual dates related to the rights offering.

Important Dates:
Closing and settlement of $2,478,108 public offering	May 12, 2010
Last day to buy USAT or USATW to become a share or warrant holder of record to receive rights	May 14, 2010 (A)
USAT and USATW trade ex-rights	May 17, 2010
Record Date for up to $7,521,891 Rights Offering	May 19, 2010
Subscription Period	To be determined
Last day to exercise rights	To be determined
Expiration Date	To be determined
(A) Assumes three day settlement

A registration statement related to the securities to be offered by the subscription rights offering was filed with the Securities and Exchange Commission. The registration statement has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. The rights offering, which is comtemplated to be commenced as soon as practicable following the effectiveness of the registration statement, will only be made by means of a prospectus. This press release shall not constitute an offer to sell or the solicitation of an offer to buy any such securities, nor shall there be any sale of any such securities in any state in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Copies of the prospectus may be obtained, when available, from the information agent, MacKenzie Partners, Inc., at (212) 929-5500 (call collect) or (800) 322-2885 (toll free).

About USA Technologies:
USA Technologies is a leader in the networking of wireless non-cash transactions, associated financial/network services and energy management. USA Technologies provides networked credit card and other non-cash systems in the vending, commercial laundry, hospitality and digital imaging industries. The Company has been granted 76 patents and has agreements with AT&T, Visa, Compass and others.

Forward-looking Statements:
"Safe Harbor" statement under the Private Securities Litigation Reform Act of 1995: All statements other than statements of historical fact included in this release, including without limitation the financial position, business strategy and the plans and objectives of the Company's management for future operations, are forward-looking statements. When used in this release, words such as "anticipate", "believe", "estimate", "expect", "intend", and similar expressions, as they relate to the Company or its management, identify forward-looking statements. Such forward-looking statements are based on the beliefs of the Company's management, as well as assumptions made by and information currently available to the Company's management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including but not limited to, business, financial market and economic conditions, including but not limited to, the ability of the Company to retain key customers from whom a significant portion of its revenues is derived; the ability of the Company to compete with its competitors to obtain market share; the ability of the Company to estimate, anticipate, or control its cash and non-cash expenses, costs, or charges; the ability of the Company to obtain widespread and continued commercial acceptance of it products or services; whether the Company’s existing or anticipated customers lease or purchase e-Port devices in the future at levels currently anticipated by the Company; or whether the Company’s existing or anticipated customers participate in the Company’s Jump Start program in the future at levels currently anticipated by the Company. Readers are cautioned not to place undue reliance on these forward-looking statements. Any forward-looking statement made by us in this release speaks only as of the date of this release. Unless required by law, the Company does not undertake to release publicly any revisions to these forward-looking statements to reflect future events or circumstances or to reflect the occurrence of unanticipated events.